UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 21, 2015

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2015, Winnebago Industries, Inc. (the “Company”) announced that Michael J. Happe, age 44, was appointed as the President and CEO of the Company, in addition to being named to the Board of Directors. Mr. Happe will start working at Winnebago and join the Board of Directors on January 18, 2016. Mr. Happe joins Winnebago Industries from The Toro Company (NYSE: TTC) headquartered in Bloomington, Minnesota, where he most recently served as an Executive Officer and Group Vice President of Toro’s Residential and Contractor businesses. A 19-year veteran of Toro, he held a series of senior leadership positions throughout his career across a variety of the company’s domestic and international divisions. Michael Happe received his Masters degree in Business Administration from the University of Minnesota and a Bachelor of Science degree from the University of Kansas. Mr. Erickson will step down as the interim CEO effective upon Mr. Happe’s start date, but will continue on is his role as Chairman of the Board. The Company announced Mr. Happe’s election as CEO, President and a member of the board of directors by the press release attached hereto as Exhibit 99.1.

Employment Agreement

Mr. Happe entered into an Employment Agreement with the Company which provides a compensation package that includes base salary of $550,000, signing bonus of $330,000 payable within 30 days of commencing employment, stock grant on his start date of 10,000 shares with 1/3 vesting each year over three years, stock option grant on his start date of 10,000 shares with 1/3 vesting each year over three years, and participation in executive managements’ annual and long term incentive compensation plans. During his first year, his annual incentive bonus will be targeted at 100% of base pay ($550,000) with a maximum of 200% of base pay (1,100,000). His long-term incentive bonus will also be targeted at 100% of base pay ($550,000) and a maximum of 150% of base pay ($825,000). He will also be eligible for other benefits normally afforded to other executives. If Mr. Happe is terminated without “cause” or terminates employment with the Company for a “good reason,” as such terms are customarily defined in the Employment Agreement, Mr. Happe is entitled to severance pay of his base salary for 12 months, health insurance for 12 months, accrued but unused vacation pay and an annual incentive bonus computed at target. As part of the employment agreement, Mr. Happe is not required to relocate to Forest City and has been authorized by the Board to establish an office presence in the Minneapolis-St. Paul metropolitan area. It is not anticipated that this will have any significant impact on employment at the current corporate headquarters in Forest City, Iowa. Mr. Happe has also agreed to one-year non-competition and non-solicitation covenants following termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employee Agreement between Winnebago Industries, Inc. and Michael Happe dated December 21, 2015
99.1	Press Release Issued by Winnebago Industries, Inc. on December 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	December 21, 2015	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary